UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2008

ASSOCIATED ESTATES REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-12486

Ohio	34-1747603
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1 AEC PARKWAY, RICHMOND HEIGHTS, OHIO 44143-1467
(Address of principal executive offices)

(216) 261-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                  On February 26, 2008, the Executive Compensation Committee (the "Committee") of the Board of Directors of Associated Estates Realty Corporation (the "Company") acted on the following matters related to the 2008 compensation structure for Jeffrey I. Friedman, Chairman of the Board and Chief Executive Officer ("CEO"):

                  a).  2008 Annual Incentive Plan:

                  The Committee established the annual incentive opportunity which includes the potential to earn an annual bonus at threshold, target and maximum levels.  The target award is 130% of base salary and threshold and maximum opportunities range from 50% to 150% of target, respectively.

                  The annual incentive plan is intended to provide bonus awards for achieving certain performance goals based on two metrics:  budgeted same property net operating income ("NOI") as defined by the Committee and individual performance.  The NOI metric comprises 80% of the award.

                  Incentive compensation, if earned, will be paid in cash.  The award will be approved by the Committee following its assessment of the CEO's performance in 2008 and following approval by the Company's Audit Committee of the 2008 fiscal year annual NOI amount.

                  b).  2008 Long-Term Incentive Plan:

                  The Committee also established the CEO's threshold, target and maximum opportunities under the 2008 Long-Term Incentive Plan ("LTIP").  The LTIP is intended to reward long-term performance and foster retention.  The CEO's target LTIP opportunity is 110% of base salary.  Threshold and maximum opportunities range from 50% to 150% of target, respectively.

                  The goals under the LTIP are weighted equally and are linked to strategic objectives tied to interest coverage and fixed charge coverage financial ratios (50%) and same property NOI growth over a one-year period (50%), as defined by the Committee.  Objectives are established annually at the beginning of the year and evaluated at the conclusion of the year.  If one or all of the objectives is met, a grant of restricted shares will be issued.  One-third of the issued shares will vest immediately upon the date of the grant and the remaining two-thirds will vest in equal, annual installments on the anniversary of the date of the grant.  Restricted shares, if issued, require continued service with the Company in order to vest.  Restricted shares have voting rights and dividends on unvested shares will be paid during the restricted period.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED ESTATES REALTY CORPORATION

March 3, 2008	/s/ Lou Fatica
(Date)	Lou Fatica, Vice President
Chief Financial Officer and Treasurer

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